UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Public Offering

On June 26, 2015, Real Goods Solar, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors (the “Institutional Investors”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Institutional Investors an aggregate of $4.2 million of units (each, a “Unit”) of the Company’s Class A common stock, par value $0.0001 per share, (the “Common Stock”), and Series F Warrants (the “Warrants”). On the same day, the Company agreed to sell $800,000 of Units to additional investors. The purchase price for each Unit is $3.65. Each Unit consists of: (i) one share of Common Stock, and (ii) a Warrant to purchase 30% of one share of Common Stock.

In the event that an investor, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of the offering as a result of its purchase of Units, the Company will issue to such investor shares of Common Stock in an amount up to such 9.99% cap. The balance of the shares of Common Stock such investor would have received at closing but for the 9.99% cap will be issued and placed into escrow with the Company’s transfer agent pursuant to the terms of an escrow agreement and will be delivered to such investor from time to time, provided that at any such time any such investor, together with certain “attribution parties,” would not beneficially own, after such delivery, more than 9.99% of the issued and outstanding shares of Common Stock.

There will be a one-time “reset” adjustment of the number of shares of Common Stock issuable as part of the Units. At the time of closing the Company will deliver into escrow, with the Company’s transfer agent, an estimated number of “reset shares.” On July 10, 2015, the escrow agent will deliver to the investors in the offering additional shares equal to the number of shares a purchaser would have received at closing had the per Unit price at closing been equal to a “reset price” calculated on July 9, 2015, minus the total number of shares purchased and delivered as part of the Units at closing (without regard to whether such shares are delivered to the purchases or held in escrow pursuant to the 9.99% cap described above). The reset price will be equal to 85% of the arithmetic average of the three lowest volume weighted average prices of the Common Stock during the period commencing on the date of the Purchase Agreement and ending on July 9, 2015.

The closing of the offering is expected to occur on June 30, 2015, subject to the satisfaction of certain customary closing conditions.

The Company offered and sold the Units, the shares of Commons Stock and the Warrants issued as part of the Units, and will sell the shares of Common Stock issuable upon exercise of the Warrants issued as part of the Units, pursuant to an effective registration statement on Form S-3 (File No. 333-193718). The Company has agreed to maintain an effective registration statement covering the issuance of the Common Stock issuable upon exercise of the Warrants.

The Company expects to receive net proceeds of approximately $4.4 million at the closing, after deducting commissions to the Placement Agent (as defined below) and estimated offering expenses payable by the Company associated with the offering.

The Units will not be issued or certificated. The Warrants will be issued in physical form separately from the Common Stock included in the Units and may be transferred separately immediately thereafter. The Warrants will not be listed on any national securities exchange or other trading market, and no trading market for the Warrants is expected to develop.

Terms of the Warrants

Each Unit contains a Warrant to purchase 30% of one share of Common Stock. The Warrants will be exercisable beginning on the six month anniversary after issuance and will expire five years following the initial exercisability date. The initial exercise price of the Warrants is $4.20 per share, subject to adjustments for stock splits and similar events. The exercise price of the Warrant will be reset on July 10, 2015 to an amount equal to 85% of the arithmetic average of the three lowest volume weighted average price of the Common Stock during the period commencing on the date of the Purchase Agreement and ending on, and including, July 9, 2015. Under certain circumstances, the holders of the Warrants may elect to exercise them through a cashless exercise, in which case the holders will receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Warrant and the Company will not receive the exercise price.

The holders of the Warrants are entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The holders of the Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Warrants, on an “as if exercised for Common Stock” basis. The Warrants prohibit the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Warrants) unless the successor entity assumes all of the Company’s obligations under the Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Additional Terms of the Purchase Agreement

Until July 10, 2015, the Purchase Agreement prohibits the Company from (i) granting, issuing or selling any options, convertible securities or rights to purchase the Company’s securities or property pro rata to the holders of its Common Stock (the “Purchase Rights”), (ii) declaring any dividend or other distribution of its asset to any or all holders of Common Stock (a “Distribution”), or (iii) entering into or consummating transactions constituting a “fundamental transaction” (as defined in the Warrants). If the Company takes any such action after July 10, 2015 while any shares of a purchaser are held in escrow as a result of the 9.99% limitation described above (such shares, “Capacity Shares”), then such purchaser is entitled to acquire the Purchase Rights or participate in such Distribution or fundamental transaction with respect to each undelivered Capacity Share to the same extent that such purchaser would have participated therein with respect to each such Capacity Share if the purchaser had held such undelivered Capacity Shares, subject to the 9.99% limitation described above (and, with respect to a fundamental transaction, the Company shall cause the successor entity to assume all of the Company’s obligations under Section 1(g) of the Purchase Agreement concerning the treatment of Capacity Shares in connection with a fundamental transaction). The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

The Company is obligated to reimburse one of the Institutional Investors acting as the “lead investor” for costs and expenses incurred in connection with the Purchase Agreement in an amount not to exceed $40,000, which amount, at the option of such Institutional Investor, may be withheld from its purchase price at closing.

The Company has agreed to not issue any additional Warrants offered in this offering in the future so long as the Institutional Investors own any of the securities purchased as part of the Units or any of the shares of Common Stock underlying the Warrants. Further, until the two year anniversary of the closing, the Company may not issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable exercise price of the Warrants.

The Purchase Agreement prohibits the Company from issuing equity securities or securities convertible or exercisable into equity securities and to grant certain registration rights until August 25, 2015. The Purchase Agreement also prohibits the Company from being part of any solicitations, negotiations or discussions with regard to these matters during portions of that time period.

The Purchase Agreement prohibits the Company from issuing securities in respect of any existing indebtedness or securities without the prior written consent of the Required Holder, subject to certain exceptions, such as issuance upon conversion of outstanding options and convertible securities so long as the terms of such securities have not be amended without the prior written consent of the required holder.

The Purchase Agreement grants an Institutional Investor who invested at least $1,000,000 in the offering a participation right whereby such the Institutional Investor has the right to participate for up to 10% of any future offering of securities of the Company, other than certain “excluded securities” (as defined in the Purchase Agreement) until the two year anniversary of the closing date of the offering.

The securities purchase agreement also contains customary representations, warranties, covenants and closing conditions.

Placement Agent

WestPark Capital, Inc. acted as the placement agent for the offering (the “Placement Agent”) pursuant to the terms of a Placement Agency Agreement, dated June 25, 2015 (the “Placement Agency Agreement”). In connection with the closing of the offering, the Company expects to pay the Placement Agent an aggregate cash fee equal to $350,000. The Company has agreed to reimburse the Placement Agent’s expenses up to a maximum of $60,000.

At the closing of the offering, for an aggregate purchase price of $100, the Placement Agent will receive a warrant to purchase up to a number of shares of the Company’s Common Stock equal to 8.0% of the aggregate number of shares of Common Stock issued at the closing and issued upon the reset adjustment as described above. The Placement Agent warrant will have substantially the same terms as the Warrants, as described above, other than that it (i) will expire five years after the effective date of the offering, (ii) will have cashless exercise rights regardless of whether an effective registration statement registering, or a current prospectus being available for, the resale of the shares of Common Stock underlying the Placement Agent warrant, and (iii) will have piggyback and demand registration rights for the shares underlying the warrants. Additionally, pursuant to FINRA Rule 5110(g) (1), neither the Placement Agent warrant nor any shares of Common Stock issued upon exercise of the Placement Agent warrant may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization, (ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the Placement Agent or related person does not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund, or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Additionally, the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Placement Agent may be required to make because of those liabilities.

The descriptions of each of the Purchase Agreement, the Warrants and the Placement Agency Agreement, are qualified in their entirety by reference to the forms attached hereto as Exhibits 10.1, 4.1 and 1.1, respectively.

Disclaimers of Representations and Warranties

The representations and warranties of the Company and its subsidiaries contained in the Purchase Agreement and the Placement Agency Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of such documents, (ii) in some cases, have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission by the Company before the date of the Purchase Agreement and the Placement Agency Agreement, (iii) have been qualified by confidential disclosures made to the parties to the Purchase Agreement and the Placement Agency Agreement that may contain some nonpublic information that is not material under applicable securities laws, (iv) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by investors, (v) were made only as of the date of the Purchase Agreement and the Placement Agency Agreement or such other date as is specified in such documents, and (vi) have been included in the Purchase Agreement and the Placement Agency Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

Accordingly, the Purchase Agreement and the Placement Agency Agreement are included with this filing only to provide investors with information regarding the terms of such documents, and not to provide investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and the Placement Agency Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement and Placement Agency Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to close the offering described herein and whether holders of the Warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated June 25, 2015, between Real Goods Solar, Inc. and WestPark Capital, Inc.

4.1	Form of Series F Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: June 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement, dated June 25, 2015, between Real Goods Solar, Inc. and WestPark Capital, Inc.

4.1	Form of Series F Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)